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                                                                      Exhibit 5

                                                                October 1, 1996

Lone Star Energy Plant Operations, Inc.
1817 Wood Street
Dallas, Texas 75201

Ladies and Gentlemen:

  We have acted as counsel for Lone Star Energy Plant Operations, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of the offering of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company to be issued pursuant to the terms of that certain Agreement and Plan of Merger dated as of September 10, 1996 (the "Plan of Merger"), among the Company, ENSERCH Corporation, a Texas corporation, and Enserch Exploration, Inc., a Texas corporation. A registration statement on Form S-4 (the "Registration Statement") is being filed with the Securities and Exchange Commission (the "Commission") concurrently with the delivery of this opinion.

  In connection with the rendering of this opinion, we have examined and relied upon the originals or copies, certified to our satisfaction, of such documents, certificates and instruments as we have deemed necessary for the expression of the opinions expressed herein, including the Restated Articles of Incorporation and the Bylaws of the Company, the Plan of Merger, copies of resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Shares and the Registration Statement, as amended, and all exhibits thereto. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

  Based upon the foregoing examination, subject to the comments and exceptions herein stated, and limited in all respects to the laws of the State of Texas and the laws of the United States of America, and subject to confirmation that the Commission has declared the Registration Statement effective, it is our opinion that the Shares have been duly and validly authorized by the Company, and when issued in accordance with the terms of the Plan of Merger after Articles of Merger have been duly filed with the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act as contemplated by the Plan of Merger and a Certificate of Merger shall have been issued by such official, the Shares will be validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Jackson P. Walker, L.L.P.